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                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT, effective November 9, 2006, between Brightpoint, Inc., an Indiana corporation (the "Employer" or the "Company"), and Vincent Donargo (the "Employee" or "Executive"). The Employer desires to employ the Employee as the Vice President, Chief Accounting Officer and Controller of Brightpoint, Inc., and the Employee desires to accept such employment on the terms and conditions hereinafter set forth. The parties hereby agree as follows:

                  I. Term. The Employer hereby agrees to employ the Employee, and he hereby agrees to serve Employer for a one-year period commencing effective as of November 9, 2006 (the "Effective Date") (such period being herein referred to as the "Initial Term", and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year"). After the Initial Term and on the last day of any Employment Year thereafter, this Agreement shall be automatically renewed for one (1) year (each such period being referred to as a "Renewal Term"), unless written notice of the intent not to renew is provided to the Employee by the Employer at least thirty (30) days before the commencement of any Renewal Term.

                  II. Employee Duties. During the term of this Agreement, the Employee shall have such duties and responsibilities as reasonably determined by the Company. The parties understand that the Employee's job title (including, but not limited to, any "acting" title) and duties may be modified by the Company, consistent with its business needs. The Employee also agrees that he shall devote substantially all of his time, knowledge and skills diligently and to the best of his ability in furtherance of the Company's business.

                  III. Compensation. During the Initial Term, the Employer shall pay the Employee a salary (the "Salary") at a rate of One Hundred Eighty Thousand Dollars ($180,000) per annum in respect of each Employment Year, payable in equal monthly installments (and pro-rated for the first calendar year of employment). Such Salary may be modified after the Initial Term at the discretion of the Company. In addition to the foregoing, the Employee shall be eligible for a bonus, which may be paid at the sole discretion of the Company and consistent with the terms of any of the Company's bonus programs, as it may be establish, from time to time by the Company. The parties understand that the bonus is not guaranteed. He shall also be eligible to participate in the Executive Equity Program under Brightpoint, Inc. 2004 Long-Term Incentive Plan, consistent with its eligibility requirements and other terms and conditions, as amended from time to time by the Company.

                  IV. Benefits. During the term of Employee's employment with the Company, he shall have the right to participate in such benefit plans as the Company may from time to time institute for its regular employees, and his participation shall be in accordance with the eligibility requirements of such plans. The parties acknowledge and agree that such plans may be amended periodically by the Company at its discretion. The parties acknowledge that such plans currently include medical, dental, life insurance, and the Company's 401(k) plan. Paid time off may be taken with the Employer's prior approval, and consistent with the Employer's paid time off policy, and the Employee shall schedule time off so that it does not interfere with the fulfillment of his duties and responsibilities.


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                  V. Termination. Employee's employment and this Agreement may be terminated by the Company in the event of the following circumstances: (1) the Employee's death; (2) if, as a result of the Employee's physical or mental disability (which can not be reasonably accommodated), for a period greater than ninety (90) days, he can not perform all of the essential functions of his position; or (3) upon notice to the Employee, with or without Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment under this Agreement in the event of: (a) the Employee's failure to satisfactorily perform his duties and responsibilities as determined by the Company, or his failure to meet the Company's expectations in the performance of his duties and responsibilities as determined by the Company; (b) the Employee's commission of any act which the Company determines constitutes dishonest behavior or misconduct (including, but not limited to, any action that may or does result in embarrassment or harm to the Company); the Employee's negligence or malfeasance; or the Employee's failure to follow the Company's rules, policies, or procedures; or (c) the Employee's conviction for a crime or the filing of criminal charges against him. Any event or circumstances deemed by the Employer to constitute "cause" for termination of the Employee shall not constitute "cause" unless and until: (a) a description of the event or circumstances is provided, in writing, to the Employee by the Employer; and (b) such event or circumstances are not cured by the Employee to the satisfaction of the Employer within fifteen (15) days after written notice is given to the Employee. The Employer shall have the sole and absolute discretion to determine whether the event or circumstances giving rise to a "cause" termination are cured by the Employee. In addition to the above, the Employee may terminate this Agreement and the Employee's employment hereunder upon at least thirty (30) days prior written notice to the Employer. In the event of such notice, the Employer may, at its option, advance the date of the Employee's termination to a date earlier than that specified by the Employee if the Employer determines that such is consistent with its business and transition needs. If the Employer elects to advance the date of the Employee's termination, the Employee will be paid his full salary as if he worked for thirty (30) days after providing notice of termination, and the parties agree that under these circumstances, the Employee shall not receive any separation payment as described in Section 7.C. In addition to the above, the parties agree that the Employer's modification or elimination of the Employee's title or duties as acting Chief Accounting Officer and Controller of Brightpoint, Inc. shall not constitute a termination of this Agreement, nor shall such events give rise to any rights for Employee including, but not limited to, any separation payment.

                  VI. Notice and Date of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination by reason of the Employee's death) shall be communicated by written Notice of Termination to the other party. The "Date of Termination" shall mean: (a) if the Employee's employment is terminated by his death, the date of his death; (b) if the Employee's employment is terminated pursuant to any other reason set forth in Section 5, the date on which the Notice of Termination is given or such other date specified in the Notice by the Company; and (c) if this Agreement is terminated by the Employee, the date specified by him in the Notice.

                  VII. Compensation Upon Termination.

                          A. If the Employee's employment shall be terminated by
reason of his death or disability, the Employer shall pay to such person as he shall designate in writing filed with the Employer, or if no such person shall be designated, to his duly-qualified estate (and as otherwise provided by law) as a lump sum benefit, his full Salary to the date of his death and


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such payment shall fully discharge the Employer's obligations to Employee and his estate with respect to this Agreement.

                          B. If the Employee's employment shall be terminated
for Cause, or if the Agreement is terminated by the Employee, or if the Employee's employment and this Agreement terminate due to the expiration or nonrenewal of this Agreement (pursuant to Section I), the Employer shall pay the Employee his full Salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, and the Employer shall have no further obligations to him with respect to this Agreement.

                          C. If the Employer terminates the Employee's
employment and this Agreement, other than for Cause (as defined in Section 5), death or disability, or other than as a result of the Employee's termination of this Agreement or his resignation, then the Employer shall pay the Employee his full Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given to him. In addition, in the event of said termination, the Employer shall provide the Employee an opportunity to execute a Separation Agreement and Release of Claims ("Separation Agreement"), to be prepared by the Employer, and which agreement shall include a provision for a separation payment to the Employee. Said separation payment shall be an amount equivalent to the base Salary paid to the Employee during his employment (up to a maximum amount equivalent to twelve (12) times the Employee's monthly base salary on the Date of Termination). This separation payment shall be in lieu of any further obligations to the Employee, including, but not limited to, any arising under this Agreement except as outlined herein.

                          D. If the Employer terminates the Employee's
employment and this Agreement, other than for Cause (as defined in Section 5), death or disability, or other than as a result of the Employee's termination of this Agreement or his resignation, then the Employer shall promptly reimburse the Employee for approved business expenses incurred by Employee and reimbursable in accordance with the Company's rules, policies and procedures.

                          E. If the Employer terminates the Employee's
employment and this Agreement, other than for Cause (as defined in Section 5), death or disability, or other than as a result of the Employee's termination of this Agreement or his resignation, then the Employee will be entitled to any earned and unpaid bonus, said bonus to be paid in accordance with plan and company guidelines.

                          F. If the Employer terminates the Employee's
employment and this Agreement, other than for Cause (as defined in Section 5), death or disability, or other than as a result of the Employee's termination of this Agreement or his resignation, then the Employee may request that any Separation payment be paid in equal monthly installments on the Employer's regular payroll dates, with the first installment to be paid as soon as practical after the effective date of the Separation Agreement.

                          G. Notwithstanding the above or any other provision in
this Agreement, the Employer's obligations to the Employee pursuant to Section 9 of this Agreement shall survive any termination of this Agreement by either the Employee or the Employer, with or without cause.

                  VIII. Confidentiality; Noncompetition.


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                          A. The Employer and the Employee acknowledge that the
services to be performed by the Employee under this Agreement are unique and extraordinary and that he has responsibility for tax and treasury which involve highly confidential matters. As a result of his employment, the Employee will be in possession of sensitive and highly confidential information relating to the business practices of the Company, both in the United States and abroad. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 8.A, including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during or for a period of five (5) years after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating or disclosing any trade secret (as defined for purposes of Indiana law) at any time during or after the termination of employment.

                          B. The Employee hereby agrees that he shall not,
during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or within any country outside of the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's principal business activities, whether such activities are carried on within the United States and/or outside of the United States.

                          C. The Employee hereby agrees that he shall not,
during the period of his employment and for a period of two (2) years following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitation of any of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter, shall the Employee directly or indirectly, disparage the commercial, business, or financial reputation of the Company.

                          D. For purposes of clarification, but not of
limitation, the Employee hereby acknowledges and agrees that the provisions of Sections 8.B and 8.C above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or


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at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

                          E. Upon the termination of the Employee's employment
for any reason whatsoever, or at such other time as directed by the Company, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

                          F. 1. The Employee agrees that all processes,
technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company, are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;

                             2. If any Invention is described in a patent
application or is disclosed to third parties, directly or indirectly, by the Employee within two (2) years after the termination of his employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company; and

                             3. The Employee agrees that he will not assert any
rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                          G. The Company shall be the sole owner of all products
and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

                          H. The parties hereto hereby acknowledge and agree
that: (i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 8; (ii) monetary damages would not be an adequate remedy for any such breach; and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. Furthermore, the parties agree that the period during which the Employee's activities are restricted, as set forth under this


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Section 8, shall be extended by any period during which Employee is in breach of this Agreement.

                          I. The parties hereto hereby acknowledge that, in
addition to any other remedies the Company may have under Section 8.H hereof, the Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of Section 8, and the Employee hereby agrees to account for and pay over such Benefits to the Company.

                          J. Each of the rights and remedies enumerated in
Section 8.H and 8.I shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                          K. If any provision contained in this Section 8 is
hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. In addition, if any provision contained in this Section 8 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby. It is the intent of the parties hereto that the covenants contained in this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company).

                  IX. Indemnification. The Company shall indemnify and hold harmless the Employee against any and all expenses reasonably incurred by him in connection with or arising out of: (a) the defense of any action, suit or proceeding in which he is a party (other than any action, suit or proceeding involving alleged misconduct or malfeasance by him); or (b) any claim asserted or threatened against him, in either case by reason of or relating to him being or having been an employee, officer or director of the Company, whether or not he continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law (other than any action, suit or proceeding involving alleged misconduct or malfeasance by him). Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Company. The foregoing indemnification obligation is independent of any similar obligation provided in the Company's Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the Effective Date, and to matters attributable to his employment hereunder, without regard to when asserted. Moreover, as stated in Section 7, the Employer's obligations to the Employee pursuant to Section 9 of this Agreement shall survive any termination of this Agreement by either the Employee or the Employer, with or without cause.

                  X. General. This Agreement is further governed by the following provisions:


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                          A. Notices. All notices relating to this Agreement
shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

                  To the Employer:

                  Brightpoint, Inc.
                  501 Airtech Parkway
                  Plainfield, Indiana 46168
                  Attn:  General Counsel

                  To the Employee:

                  Vincent Donargo
                  At the home address he provides to the Company

                  With, in either case, a copy in the same manner to:
                  Ice Miller
                  One American Square, Box 82001
                  Indianapolis, Indiana  46282-0200
                  Attn:  Michael A. Blickman, Esq.

                          B. Parties in Interest. Employee may not delegate his
duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                          C. Entire Agreement. This Agreement supersedes any and
all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer, including, but not limited to, the Confidentiality Agreement entered into between the parties on January 19, 1998. The parties agree that this Agreement contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

                          D. Governing Law. This Agreement shall be governed by
and construed in accordance with the laws of the State of Indiana. Employee agrees to and hereby does submit to jurisdiction before any state or federal court of record in Marion County, Indiana, or in the state and county in which such violation may occur, at Employer's election.

                          E. Warranties. Employee hereby warrants and represents
as follows: (a) that the execution of this Agreement and the discharge of his obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties; and
(b) that the Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas,


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information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

                          F. Severability. In the event that any term or
condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

                          G. Execution in Counterparts. This Agreement may be
executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                          H. Survival of Provisions. Notwithstanding any other
provision of this Agreement, the parties' respective rights and obligations under Sections 8 and 9 shall survive any termination or expiration of this Agreement or the termination of the Employee's employment for any reason whatsoever.


                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                     BRIGHTPOINT, INC.,
                                     An Indiana Corporation

                                     By: /s/ Robert J Laikin
                                         ---------------------------------------
                                         Printed: Robert J Laikin
                                         Title:   CEO and Chairman of the Board


                                     /s/ Vincent Donargo
                                     -------------------------------------------
                                     Vincent Donargo



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